                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                                MICROWARE SYSTEMS CORPORATION
- --------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

                                MICROWARE SYSTEMS CORPORATION
- --------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  $125 per  Exchange Act  Rules 0-11(c)(1)(ii),  14a-6(i)(1), 14a-6(i)(2)  or
     Item 22(a)(2) of Schedule 14A.
/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
/ /  Fee  computed  on   table  below   per  Exchange   Act  Rules   14a-6(i)(4)
     and 0-11.
     1) Title of each class of securities to which transaction applies:
        ------------------------------------------------------------------------
     2) Aggregate number of securities to which transaction applies:
        ------------------------------------------------------------------------
     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
        ------------------------------------------------------------------------
     4) Proposed maximum aggregate value of transaction:
        ------------------------------------------------------------------------
     5) Total fee paid:
        ------------------------------------------------------------------------
/ /  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     1) Amount Previously Paid:
        ------------------------------------------------------------------------
     2) Form, Schedule or Registration Statement No.:
        ------------------------------------------------------------------------
     3) Filing Party:
        ------------------------------------------------------------------------
     4) Date Filed:
        ------------------------------------------------------------------------

                         MICROWARE SYSTEMS CORPORATION

                               ------------------

                              1900 NW 114TH STREET
                             DES MOINES, IOWA 50325

                                                                   July 29, 1996
Notice of Annual Shareholders Meeting:

    You are hereby notified that the Annual Meeting of Shareholders of Microware Systems Corporation (the "Company") will be held at Glen Oaks, 1401 Glen Oaks Drive, West Des Moines, Iowa, at 10:00 a.m. local time, on Tuesday, September 10, 1996, for the following purposes:

    1. To elect two Class I directors to hold office until the 1999 Annual Meeting.

    2. To consider a proposal to ratify the selection of KPMG Peat Marwick LLP as independent public accountants of the Company for the fiscal year ending March 31, 1997.

    3. To transact such other business as may properly come before the Meeting or any adjournment thereof.

    The Board of Directors has fixed the close of business on July 8, 1996 as the record date for the determination of shareholders entitled to notice of and to vote at the Meeting.

    You are urged to attend the Meeting in person. Whether or not you expect to be present in person at the Meeting, please date, sign and return the enclosed proxy in the envelope provided.

                                          By Order of the Board of Directors
                                          LAWRENCE A. CRANE
                                          SECRETARY

                         MICROWARE SYSTEMS CORPORATION
                              1900 NW 114TH STREET
                             DES MOINES, IOWA 50325
                            ------------------------

                      1996 ANNUAL MEETING OF SHAREHOLDERS
                               SEPTEMBER 10, 1996
                             ---------------------

                                PROXY STATEMENT

                                    GENERAL

    This Proxy Statement and the accompanying proxy are furnished to shareholders of Microware Systems Corporation (the "Company") in connection with the solicitation of proxies by the Company's Board of Directors for use at the 1996 Annual Meeting of Shareholders (the "Meeting") to be held at Glen Oaks, 1401 Glen Oaks Drive, West Des Moines, Iowa, at 10:00 a.m. local time, on Tuesday, September 10, 1996, for the purposes set forth in the accompanying Notice of Meeting. This Proxy Statement, the form of proxy included herewith and the Company's Annual Report to Shareholders for the fiscal year ended March 31, 1996, are expected to be mailed to shareholders on or about July 29, 1996.

    Shareholders of record at the close of business on July 8, 1996 are entitled to notice of and to vote at the Meeting. On such date there were outstanding
13,575,952 shares of common stock, no par value (the "Common Stock"). The presence, in person or by proxy, of the holders of a majority of the shares of Common Stock outstanding and entitled to vote at the Meeting is necessary to constitute a quorum. In deciding all questions, each holder of Common Stock shall be entitled to one vote, in person or by proxy, for each share held on the record date.

    Votes cast by proxy or in person at the Annual Meeting will be tabulated by the election inspector appointed for the Meeting and will determine whether or not a quorum is present. Neither the Company's Articles of Incorporation, By-laws nor Iowa law determines the treatment and effect of abstentions and broker non-votes; the election inspectors will treat abstentions as shares that are present and entitled to vote but as not voted for purposes of determining the approval of any matter submitted to the shareholders for a vote. If a broker indicates on the proxy that it does not have discretionary authority as to certain shares to vote on a particular matter, those shares will not be considered as present and entitled to vote with respect to that matter.

    Properly executed proxies will be voted in the manner directed by the shareholders. If no direction is made, such proxies will be voted FOR the election of both nominees named under the captions "Election of Directors" as set forth therein as directors of the Company and FOR the ratification of the selection of KPMG Peat Marwick LLP as independent public accountants. Any proxy may be revoked by the shareholder at any time prior to the voting thereof by notice in writing to the Secretary of the Company, either prior to the Meeting (at the above address) or at the Meeting if the shareholder attends in person. A later dated proxy will revoke a prior dated proxy. As of the date of this Proxy Statement, the Board of Directors knows of no other business which will be presented for consideration at the Meeting. If other proper matters are presented to the Meeting, however, it is the intention of the proxy holders named in the enclosed form of proxy to take such actions as shall be in accordance with their best judgment.

    The information contained in this Proxy Statement relating to the occupations and security holdings of directors and officers of the Company and their transactions with the Company is based upon information received from each individual as of July 8, 1996.

                      HOLDINGS OF SHAREHOLDERS, DIRECTORS
                             AND EXECUTIVE OFFICERS

    The following table sets forth, as of July 8, 1996, the name, address and holdings of each person (including any "group" as defined in Section 13(d)(3) of the Securities Exchange Act of 1934) known by the Company to be the beneficial owner of more than five percent of the Company's Common Stock, and the amount of Common Stock beneficially owned by each of the directors and named executive officers of the Company and by all directors and executive officers of the Company as a group.

                                                                                         AMOUNT AND
                                                                                         NATURE OF
                                                                                         BENEFICIAL          PERCENT
NAME OF BENEFICIAL OWNER                                                                OWNERSHIP(1)        OF CLASS
- ---------------------------------------------------------------------------------  ----------------------  -----------
EXECUTIVE OFFICERS AND DIRECTORS
Kenneth B. Kaplan................................................................         5,495,086(2)           40.5
George J. Barry..................................................................           103,695(3)          *
Lawrence A. Crane................................................................         2,045,271(4)           15.1
Charles R. Ball..................................................................         1,189,170(5)            8.5
Michael J. Burgher...............................................................           101,200(6)          *
Steven L. Johnson................................................................            58,600(7)          *
Arthur Don.......................................................................            10,000(8)          *
James A. Gordon..................................................................           748,640(9)            5.5
Daniel P. Howell.................................................................           748,640(10)           5.5
Dennis E. Young..................................................................             4,000(11)         *
Robert L. Growney................................................................         1,526,232(12)          11.2
All executive officers and directors as a group (11 persons)
 (2)(3)(4)(5)(6)(7)(8)(9)(10)(11)(12)............................................        10,534,178              74.5
OTHER FIVE PERCENT SHAREHOLDERS
Motorola, Inc. (12) .............................................................         1,526,232              11.2
 1303 East Algonquin Road
 Schaumburg, Illinois 60196
Microware Profit Sharing Plan ...................................................           748,179               5.5
 1900 Northwest 114th St.
 Des Moines, Iowa 50325
Edgewater Private Equity Fund, L.P. (9) .........................................           748,640               5.5
 666 Locust Street
 Des Moines, Iowa 50309
Mesirow Capital Partners IV (10) ................................................           748,640               5.5
 350 North Clark Street
 Chicago, Illinois 60610

- ------------------------

 * Less than 1% of the outstanding Common Stock.

(1) Unless otherwise indicated in the footnotes to this table, the Company believes the individuals named in this table have sole voting and investment power with respect to all shares of Common Stock reflected in this table.

(2) Comprises 4,746,907 shares held by Mr. Kaplan directly, and 748,179 shares held by the Microware Profit Sharing Plan of which Mr. Kaplan is a co-trustee with Messrs. Ball and Crane.

(3) Comprises 83,695 shares held directly by Mr. Barry and options for 20,000 shares of Common Stock which are deemed to be currently exercisable.

(4) Comprises 1,297,092 shares held by Mr. Crane directly, and 748,179 shares held by the Microware Profit Sharing Plan of which Mr. Crane is a co-trustee with Messrs. Kaplan and Ball.

(5) Comprises 64,991 shares held by Mr. Ball directly, options for 376,000 shares of Common Stock which are currently exercisable, and 748,179 shares held by the Microware Profit Sharing Plan of which Mr. Ball is a co-trustee with Messrs. Kaplan and Crane.

(6) Comprises 1,200 shares held by Mr. Burgher directly and options for 100,000 shares of Common Stock which are deemed to be currently exercisable.

(7) Comprises 1,200 shares held by Mr. Johnson directly and 20,000 options which are deemed to be currently exercisable, and 2,400 shares and 35,000 options held by Mr. Johnson's spouse which are deemed to be currently exercisable.

(8) Comprises options deemed to be currently exercisable.

(9) Mr. Gordon is General Partner of Edgewater Private Equity Fund, L.P., which is the direct beneficial owner of such shares.

(10) Mr. Howell is Executive Vice President of Mesirow Private Equity Investments, Inc., an affiliate of the corporate general partner of Mesirow Capital Partners VI, which is the direct beneficial owner of such shares.

(11) Comprises options deemed to be currently exercisable.

(12) Mr. Growney is an Executive Vice President of Motorola, and President of its Messaging, Information and Media Sector. Motorola is the direct beneficial owner of such shares.

    No public market existed for the Common Stock as of the end of the 1996 fiscal year. The Company's Common Stock began trading on the Nasdaq National Market on April 3, 1996.

                             ELECTION OF DIRECTORS

    Two directors are to be elected by a plurality of the shareholder votes cast at the Meeting, to serve until the 1999 Annual Meeting of Shareholders and until their successors shall be elected and shall qualify. The Class I directors, Kenneth B. Kaplan and Daniel P. Howell, are nominees at this meeting. The Class II directors, Charles R. Ball, James A. Gordon and Robert L. Growney, are scheduled to serve as directors until the 1997 Annual Meeting. The Class III directors, Lawrence A. Crane, Dennis E. Young and Arthur Don, are scheduled to serve as directors until the 1998 Annual Meeting.

                                                            PRINCIPAL OCCUPATION(S)
                                                          DURING THE PAST FIVE YEARS                          DIRECTOR OF
         NAME                AGE                        AND OTHER PUBLIC DIRECTORSHIPS                       COMPANY SINCE
- -----------------------      ---      -------------------------------------------------------------------  -----------------
Kenneth B. Kaplan                43   Mr. Kaplan has been Chairman of the Board of Directors, President             1977
                                       and Chief Executive Officer of the Company since it was founded in
                                       1977. Mr. Kaplan was one of the principal designers of the OS-9 real time operating system. Mr. Kaplan is a member of the board of directors of the Interactive Multimedia Association and is a
                                       Trustee of Drake University and Buena Vista University.
Daniel P. Howell                 43   Mr. Howell is Executive Vice President of Mesirow Private Equity              1994
                                       Investments, Inc., an affiliate of the corporate general partner of Mesirow Capital Partners VI, a venture capital partnership. Mr.
                                       Howell also is currently a director of IMNET Systems, Inc. Mr.
                                       Howell was elected a director of the Company as a designee of the holders of Series A Preferred Stock.

    THE ENCLOSED PROXIES CANNOT BE VOTED FOR A GREATER NUMBER OF PERSONS THAN TWO, THE NUMBER OF NOMINEES NAMED IN THIS PROXY STATEMENT.

    The Board of Directors knows of no reason why any of the foregoing nominees will be unavailable to serve, but, in the event of any such unavailability, the proxies received will be voted for such substitute nominees as the Board of Directors may recommend. Information about the nominees for the director whose term of office will continue after the Annual Meeting is set forth in the following paragraphs:

NOMINEES WHOSE TERMS EXPIRES IN 1997

Charles R. Ball                                              Director since 1983

    Mr. Ball became the Executive Vice President of the Company in September 1995. Mr. Ball is currently General Manager of International Operations.

James A. Gordon                                              Director since 1994

    Mr. Gordon was elected as a nominee of the holders of Series A Preferred Stock. Mr. Gordon currently is President of Gordon Management, Inc., an investment management company based in Des Moines, Iowa, which was founded in 1992. Gordon Management, Inc. serves as the General Partner of Edgewater Private Equity Fund, L.P., a venture capital partnership. From 1971 to 1992, Mr. Gordon was the President of Gordon Wholesalers, Inc., a grocery and tobacco wholesaler. Mr. Gordon is a director if IMNET Systems, Inc., Advanced Photonix, Inc. and SoftNet Systems, Inc.

Robert L. Growney                                            Director since 1995

    Mr. Growney was elected director as the nominee of Motorola, Inc. ("Motorola"), pursuant to the Stock and Warrant Purchase Agreement between the Company and Motorola dated July 31, 1995. Mr. Growney has been Executive Vice President of Motorola and President of its Messaging, Information and Media Sector (formerly its Paging and Wireless Data Group) since September 1992.

NOMINEES WHOSE TERMS EXPIRE IN 1998

Lawrence A. Crane                                            Director since 1981

    Mr. Crane was one of the principal designers of the OS-9 real time operating system. Mr. Crane became Executive Vice President of the Company in September 1995 and Secretary in 1987. Mr. Crane advises on the design and development of many of the Company's products and coordinates the Company's advanced research efforts.

Dennis E. Young                                              Director since 1994

    Since 1984, Mr. Young has been Senior Vice President, Treasurer and a director of Norwest Financial Inc., a financial services firm headquartered in Des Moines, Iowa.

Arthur Don                                                   Director since 1995

    Mr. Don has been a partner in the law firm of D'Ancona & Pflaum, Chicago, Illinois, counsel to the Company, since 1985.

DIRECTOR COMMITTEES

    The Board of Directors has established an Executive Committee, an Audit Committee, a Compensation Committee and a Strategy Committee.

    The Executive Committee is empowered to act with all authority granted to the Board of Directors between meetings, except with respect to those matters required by Iowa law or by the Company's By-laws to be subject to the power and authority of the Board of Directors. Messrs. Kaplan (Chair), Crane and Gordon currently serve on the Executive Committee. During the 1996 fiscal year, the Executive Committee held one meeting and acted by unanimous consent on 5 occasions.

    The functions of the Audit Committee are to recommend annually to the Board of Directors the appointment of the independent public accountants of the Company, to discuss and review the scope and the fees of the prospective annual audit and to review the results thereof with the Company's independent public accountants, to review and approve non-audit services of the independent public accountants, to review compliance with existing major accounting and financial policies of the Company, to review the adequacy of the financial organization of the Company and to review management's procedures and policies relative to the adequacy of the Company's internal accounting controls. Messrs. Young (Chair), Gordon and Howell currently serve on the Audit Committee. During the 1996 fiscal year, the Audit Committee held one meeting.

    The functions of the Compensation Committee are to review and approve annual salaries and bonuses for all executive officers, to review, approve and recommend to the Board of Directors the terms and conditions of all employee benefit plans or changes thereto and to administer the Company's various stock option plans. Messrs. Howell (Chair) and Gordon currently serve on the Compensation Committee. During the 1996 fiscal year, the Compensation Committee held one meeting and acted by unanimous consent on 2 occasions.

    The Strategy Committee was created in September 1995. The function of the Strategy Committee is to assist the Company in connection with strategic planning. Messrs. Growney (Chair), Don and Kaplan currently serve on the Strategy Committee. The Strategy Committee has so far not held any meetings.

    The Board of Directors held 4 meetings during the fiscal year ended March 31, 1996 and acted by unanimous consent on one occasion.

    The Company does not have a nominating committee. Nominations of individuals for election to the Board of Directors of the Company must be received by the Secretary of the Company no later than 60 days prior to a regularly scheduled annual meeting of shareholders or within ten days after receipt of notice of an annual meeting which is held at any other time.

DIRECTORS' COMPENSATION

    Non-employee directors are paid $1,000 for attendance at each committee or Board of Directors meeting attended in person, up to an amount not to exceed $5,000 per director per year. All Directors are reimbursed for travel expenses incurred in attending meetings of the Board of Directors. Certain Directors are also entitled to receive grants of stock options. On May 2, 1995, the Compensation Committee granted options under the Company's 1995 Stock Option Plan to Mr. Don (40,000 shares) and Mr. Young (16,000 shares). These options were granted at an exercise price of $3.125 per share, vesting at a rate of 25% on each yearly anniversary following the date of grant.

                             EXECUTIVE COMPENSATION

    The following table sets forth a summary of all compensation paid by the Company for its fiscal years ended March 31, 1995 and 1996 to the Company's Chief Executive Officer and all executive officers of the Company whose total annual salary and bonus for such years exceeded $100,000 during such year.

                            ------------------------

                           SUMMARY COMPENSATION TABLE

                                                                              ANNUAL COMPENSATION
                                                                              --------------------     ALL OTHER
NAME AND PRINCIPAL POSITION                                                    SALARY    BONUS (1)  COMPENSATION (2)
- -----------------------------------------------------------------             ---------  ---------  ----------------
Kenneth B. Kaplan ...............................................       1996    165,000     50,000          5,011
 Chairman, President and Chief Executive Officer                        1995    145,928     36,000          3,129
Lawrence A. Crane ...............................................       1996    125,000     30,000          2,634
 Executive Vice President                                               1995    105,919     24,000          1,447
George J. Barry .................................................       1996    110,000     25,000          9,213(3)
 Chief Executive Vice President, Treasurer and Chief Financial          1995     25,003      9,000
 Officer
Charles R. Ball .................................................       1996    110,000     45,000          2,138
 Executive Vice President                                               1995    102,437     24,000          1,472
Michael J. Burgher ..............................................       1996    110,000     45,000          2,723
 Executive Vice President                                               1995    102,437     24,000          2,138

- ------------------------
(1) Includes bonuses earned during the fiscal year but paid in the subsequent fiscal year.

(2) Other compensation includes 401(k) plan matching contributions along with personal tax preparation services.

(3) Includes moving reimbursement of $7,690.

STOCK OPTION PLANS

    1995 PLAN. The Company's 1995 Stock Option Plan (the "1995 Plan"), is construed, interpreted and administered by the Compensation Committee. The Compensation Committee has the discretion to determine the individuals to whom options are granted, the number of shares subject to the options, the exercise price of the options (which in the case of Non-Statutory Options (as defined below) may be below fair market value of the Common Stock on the date of grant), the period over which the options become exercisable, the term of the options (including the period after termination of employment during which an option may be exercised) and certain other provisions relating to the options. Under the 1995 Plan, the Compensation Committee may grant options to purchase up to 1,120,000 shares of the Common Stock to management, employees and directors of the Company. Shares of Common Stock underlying options that expire unexercised will be available for future option grants under the 1995 Plan. The number of shares available for grant of options under the 1995 Plan and the number of shares included in each outstanding option are subject to adjustment upon recapitalizations, stock splits or other similar events that cause changes in the Common Stock. The Company must retain sufficient authorized but unissued shares of Common Stock to assure itself of its ability to perform its obligations under the 1995 Plan.

    The 1995 Plan provides for the grant of incentive stock options ("Incentive Options") within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), and non-statutory stock options that do not qualify as incentive stock options under Section 422 of the Code ("Non-Statutory Options"). The exercise price of each Incentive Option must be at least equal to the fair market value of the Common Stock on the date the Incentive Option is granted. The exercise price of Non-Statutory Options may be less than the fair market value of the Common Stock on the date the

Non-Statutory Option is granted. If an Incentive Option is granted to an employee who then owns stock possessing 10% of the total combined voting power of all classes of stock of the Company or any parent or subsidiary corporation of the Company, the exercise price of the Incentive Option must be at least equal to 110% of the fair market value of the Common Stock on the date the Incentive Option is granted.

    Generally, for federal income tax purposes, Non-Statutory Options will not result in any taxable income to the optionee at the time of grant. The optionee will generally realize ordinary income, however, at the time of exercise of the option, in an amount measured by the excess of the fair market value of the optioned shares at the time of exercise over the option price, regardless of whether the option price is paid in cash or shares. Where ordinary income is recognized in connection with the exercise of an option, the Company will be entitled to a deduction in the amount of ordinary income so recognized, provided among other things, that the Company complied with applicable tax withholding requirements. No income is recognized for federal income tax purposes when an Incentive Option is exercised and no deduction is available to the Company. Incentive Options will be taxed as Non-Statutory Options if shares purchased upon exercise of the Incentive Option are sold within one year after the exercise or within two years after the date the Incentive Option is granted.

    The maximum term of options granted under the 1995 Plan generally will be 10 years but with respect to an Incentive Option granted to an employee who then owns stock possessing 10% of the total combined voting power of all classes of stock of the Company, the maximum term of the option will be five years. Subject to that limitation, the Committee has discretion to decide the period over which options may be vested and exercised. In addition, the Committee may specify that an option will terminate prior to the end of its stated term upon termination of employment (which includes for this purpose termination of a consulting relationship in the case of a consultant), disability or death. Options which contain vesting schedules ordinarily will become fully exercisable in the event of disability or death. Options are not transferable, except by will or pursuant to the laws of descent and distribution, and are exercisable only by the option holder during his lifetime or, in the event of disability or death, by the option holder's guardian or legal representative. Option agreements issued under the 1995 Plan may (but need not) provide that the vesting of options will be accelerated upon a "Change in Control" of the Company. A Change in Control is deemed to have occurred if (a) a person (as such term is used in Section 13(d) of the Securities Exchange Act of 1934 (the "Exchange Act")) becomes the beneficial owner (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, in one or more transactions, of shares of Common Stock representing 50% or more of the total number of votes that may be cast by all shareholders of the Company voting as a single class, without the approval or consent of the Board of Directors, (b) there is a consolidation or merger of the Company in which the Company is not the surviving corporation or (c) a plan or proposal for the liquidation or dissolution of the Company is adopted.

    1989, 1991 AND 1992 STOCK OPTION PLANS. The Company has established 1989, 1991 and 1992 stock option plans pursuant to which it has granted options to certain employees to purchase shares of Common Stock. As of July 8, 1996, the 1989, 1991 and 1992 plans had outstanding options for 656,000, 468,000 and 352,000 shares of Common Stock, respectively, at option prices per share of $.50, $.9375 and $1.3125 per share, respectively. All options granted under these plans are Non-Statutory Options and the Company's authority to issue additional options under these plans has terminated. Options granted under the 1989, 1991 and 1992 plans expire 10 years from their date of grant and are exercisable in accordance with the terms of individual stock option agreements.

OPTION GRANTS IN LAST FISCAL YEAR

    The following table sets forth certain information concerning individual grants of stock options made during the year ended March 31, 1996, to the persons named in the Summary Compensation Table.

                       OPTION GRANTS IN LAST FISCAL YEAR
                               INDIVIDUAL GRANTS

                                                                                             POTENTIAL REALIZABLE
                                                      % OF TOTAL                               VALUE AT ASSUMED
                                          NUMBER OF     OPTIONS                             ANNUAL RATES OF STOCK
                                           SHARES     GRANTED TO                            PRICE APPRECIATION FOR
                                         UNDERLYING    EMPLOYEES   EXERCISE OR                 OPTION TERM (1)
                                           OPTIONS     IN FISCAL   BASE PRICE   EXPIRATION  ----------------------
NAME                                     GRANTED (#)     YEAR      $ PER SHARE     DATE      5% ($)      10% ($)
- ---------------------------------------  -----------  -----------  -----------  ----------  ---------  -----------
Kenneth B. Kaplan......................       0            0            0          N/A          0           0
Lawrence A. Crane......................       0            0            0          N/A          0           0
George J. Barry........................      80,000        9.94%    $   3.125     5/2/05      662,000    1,202,800
Charles R. Ball........................       0            0            0          N/A          0           0
Michael J. Burgher.....................      80,000        9.94%    $   3.125     5/2/05      662,000    1,202,800

OPTION EXERCISES AND FISCAL 1996 YEAR END VALUES

    The following table provides certain specified information concerning unexercised options held under the 1989, 1991 and 1992 and 1995 stock option plans as of July 8, 1996 by the persons named in the Summary Compensation Table. No options were exercised by such persons during fiscal 1996.

                          AGGREGATED OPTION EXERCISES
                 IN LAST FISCAL YEAR AND FISCAL YEAR-END VALUES

                                                              NUMBER OF SECURITIES
                                                                   UNDERLYING             VALUE OF UNEXERCISED
                                                             UNEXERCISED OPTIONS AT     IN-THE-MONEY OPTIONS AT
                                                               MARCH 31, 1996 (#)        MARCH 31, 1996 ($)(1)
                                                           --------------------------  --------------------------
NAME                                                       EXERCISABLE  UNEXERCISABLE  EXERCISABLE  UNEXERCISABLE
- ---------------------------------------------------------  -----------  -------------  -----------  -------------
Kenneth B. Kaplan........................................       0             0             0             0
Lawrence A. Crane........................................       0             0             0             0
George J. Barry..........................................      20,000        60,000         77,500       232,500
Charles R. Ball..........................................     376,000         0          2,390,000        0
Michael J. Burgher.......................................     100,000        60,000        557,500       232,500

- ------------------------
(1) Calculated on the basis of the fair market value of the underlying securities as of March 31, 1996 of $7.00 per share, minus the aggregate exercise price.

    No compensation intended to serve as an incentive for performance to occur over a period longer than one fiscal year was paid or accrued pursuant to a long-term incentive plan during the last fiscal year to any of the persons named in the Summary Compensation Table. The Company does not have employment contracts with any of the persons named in the Summary Compensation Table, or any defined benefit or actuarial plan under which benefits are determined primarily by final compensation or average final compensation and years of service.

PROFIT SHARING PLANS

    Effective April 1, 1994, the Company established a 401(k) contributory profit sharing plan for substantially all full-time employees. Under the contributory plan, the Company provides matching cash contributions based on qualified employee contributions, as well as certain other contributions. The Company's contribution to the contributory plan for the fiscal year ended March 31, 1996 was $88,000.

    The Company has a non-contributory profit sharing plan for employees meeting certain service requirements, which was established in 1987. Subject to certain limitations, annual contributions to the non-contributory plan are determined by the Board of Directors and are made in the form of Common Stock. The Company made no contributions to the non-contributory plan for the fiscal years ended March 31, 1994, 1995 and 1996. Substantially all of the assets of the non-contributory plan consist of shares of Common Stock.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    The Compensation Committee was formed in May 1994, and the members currently are Messrs. Howell (Chairman) and Gordon. Affiliates of Messrs. Howell and Gordon each hold more than 5% of the Common Stock. See "Certain Transactions." None of the members of the Compensation Committee are eligible to receive options under the Company's existing stock option plans.

    No member of the Compensation Committee serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of the Company's Board of Directors or Compensation Committee.

                              CERTAIN TRANSACTIONS

    In connection with the Company's 1994 issuance of Series A Preferred Stock to a group of investors, including affiliates of directors James A. Gordon and Daniel P. Howell, the Company, Messrs. Kaplan and Crane, and the 1994 Series A Preferred Stock holders entered into a shareholders agreement containing various restrictions. On March 11, 1996, the Company, Messrs. Kaplan and Crane, and the 1994 Series A Preferred Stock holders agreed to terminate all covenants and agreements under the 1994 agreements effective at the closing of the Company's initial public offering, except for certain registration rights with respect to 1,360,000 shares of Common Stock and the agreement of Messrs. Kaplan and Crane to use their best efforts to cause one person designated by the 1994 Series A Preferred Stock holders to serve on the Company's Board. These agreements terminate no later than 2001.

    On July 31, 1995, the Company entered into an agreement with Motorola (the "Motorola Agreement") pursuant to which Motorola purchased 1,526,232 shares of Common Stock at a purchase price of $7.93 per share, for a total consideration of $12,100,000. Pursuant to the Motorola Agreement, the Company issued Motorola five warrants exercisable at different times until July 31, 2001, for an aggregate of 1,803,728 shares of Common Stock at a purchase price of $10.81 per share. The Motorola Agreement provides that the Company will use its best efforts to nominate one person selected by Motorola to the Board of Directors for such time as Motorola holds at least 510,524 shares of Common Stock, and grants the Company a limited two-year right of first refusal with respect to the shares purchased by Motorola. Robert L. Growney, an Executive Vice President of Motorola, was elected to the Board of Directors of the Company under the terms of the Motorola Agreement. The Company also entered into a software development and license agreement with Motorola to develop new configurations of OS-9 and related development tools for the microprocessors Motorola uses or intends to use in wireless devices. In connection with the Motorola Agreement, the Company entered into a shareholder agreement among the Company, Kenneth B. Kaplan and Motorola, pursuant to which, among other things, Mr. Kaplan agreed that so long as Motorola has the right to nominate a director pursuant to the Motorola Agreement, Mr. Kaplan will vote such shares in favor of the Motorola nominee. In addition, Mr. Kaplan granted a reciprocal right of first refusal to Motorola for a two-year period with respect to one million shares of Common Stock held by Mr. Kaplan, in the event of a proposed transfer of such shares by Mr. Kaplan to a competitor of Motorola.

    At March 31, 1996, Mr. Kaplan was indebted to the Company in the amount of $90,119, pursuant to a yearly renewable unsecured promissory note bearing interest at 11% per annum.

    The Company believes that all transactions discussed or disclosed above have been, and the Company's Board of Directors has adopted a policy stating that any future transactions with the

Company's officers, directors, affiliates or controlling shareholders will be, on terms which are considered to be no less favorable to the Company than those obtainable in arm's length transactions with unaffiliated third parties.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

    This Report of the Compensation Committee shall not be deemed incorporated by reference by any general statement incorporating this Proxy Statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates the information contained herein by reference, and shall not otherwise be deemed filed under those Acts.

    The Compensation Committee of the Board of Directors of the Company is composed of 2 non-employee directors, Daniel P. Howell (Chair) and James A. Gordon. The Compensation Committee is responsible for setting and administering the policies that govern the compensation of the Company's executive officers. These policies are based on the premise that the shareholders' interests are best served by recruiting and retaining the most talented people in the industry. The Compensation Committee looks to provide competitive compensation packages that enable the Company to attract key executives, to integrate compensation with the Company's business objectives and to tie an individual executive's compensation with overall Company performance. The Compensation Committee also approves and recommends to the Board of Directors the terms and conditions of all employee benefit plans or changes thereto and administers the Company's stock option plans.

    The Company's compensation package consists of three basic components: base salary, cash bonuses and stock-based incentive compensation.

    BASE SALARY

    The base salary paid to the Company's executive officers is established to be in line with other software companies deemed by the Compensation Committee to be of similar size and prospects (the "peer group"), while taking into account the experience and contribution of individual members of management. The Compensation Committees also takes into consideration in setting salaries for existing management the anticipated salary requirements of prospective members of the Company's management team. Individual salary increases during the 1996 fiscal year were based on the performance of the Company and of each individual executive, as observed and recommended by the Company's Chief Executive Officer, and on observed salary levels within the peer group. Salary adjustments for the Company's Chief Executive Officer and other executive officers are subject to the review and approval of the full Board of Directors, based upon the recommendation of the Compensation Committee.

    CASH BONUSES

    The Company believes it is important to provide additional cash incentives to executives who make extraordinary contributions to the Company. In determining the amount to be paid as bonuses to various executives during the 1996 fiscal year, the Committee considered the performance of the Company in reaching its revenue and profitability goals, the strategic accomplishments of respective executives critical to the long-term success of the Company, and the recommendations of the Chief Executive Officer.

    LONG TERM INCENTIVES

    The Company provides long-term compensation to its employees through its stock option plans, which plans have been approved by the Company's shareholders. The Company adopted formal incentive stock plans in 1989, 1991, 1992 and 1995. Under the existing plans, options granted by the Company have generally had a life of 10 years. See the discussion of other terms of the stock option plans in the Company's April 2, 1996 Prospectus prepared in connection with its initial public offering of securities. In May 1995, the Compensation Committee granted options of 80,000 shares to each of three executive officers (Messrs. Barry, Burgher and Johnson). All such options were granted at an exercise price of $3.125 per share, vesting at a rate of 25 percent on each yearly anniversary following the date of grant.

    The Compensation Committee makes option grants after consideration of recommendations made by the Company's Chief Executive Officer. Recommendations for option amounts are based upon relative positions and responsibilities of various officers. The Compensation Committee believes that the long-term nature of the options encourages officers to remain with the Company in order to realize the options' underlying economic value. Also, the Compensation Committee feels it is appropriate to grant options to newly hired officers in order to help them embrace the Company's goal of increasing shareholder value.

    COMPENSATION OF THE CHIEF EXECUTIVE OFFICER

    The annual salary and bonus of the Company's Chief Executive Officer are determined in consultation with Mr. Kaplan. Given Mr. Kaplan's large share ownership in the Company, Mr. Kaplan believes, and the Compensation Committee agrees, that grants of options for further shares of stock would not be a meaningful incentive for him at the current time. Therefore, Mr. Kaplan has not been granted options under any of the Company's stock option plans to date. In fiscal 1996, Mr. Kaplan received a salary of $165,000 and a cash bonus of $50,000. These amounts reflect the Committee's philosophy as described above.

    The Compensation Committee regularly evaluates its policies with respect to executive compensation. The Compensation Committee believes that a combination of salary, bonus, and stock options provides a mix of short- and long-term rewards necessary to attract, motivate and retain an excellent management team.

    COMPLIANCE WITH SECTION 162(M) OF THE INTERNAL REVENUE CODE OF 1986

    The Company intends to comply with the requirements of Section 162(m) of the Internal Revenue Code of 1986 for the 1996 fiscal year. The Company does not expect cash compensation for the 1996 fiscal year to be in excess of $1,000,000 or consequently affected by the requirements of Section 162(m).

                                          The Compensation Committee
                                          Daniel P. Howell, Chair
                                          James A. Gordon

                  PROPOSAL TO RATIFY SELECTION OF INDEPENDENT
                          CERTIFIED PUBLIC ACCOUNTANTS

    The firm of KPMG Peat Marwick LLP has audited the books and records of the Company since 1984 and the Board of Directors desires to continue the services of this firm for the current fiscal year ending March 31, 1997. Accordingly, the Board of Directors will recommend at the Meeting that the shareholders ratify the appointment of the firm of KPMG Peat Marwick LLP to audit the accounts of the Company for the current fiscal year. Representatives of that firm are expected to be present at the Meeting with the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

    THE BOARD RECOMMENDS THAT SHAREHOLDERS VOTE IN FAVOR OF RATIFICATION OF THE SELECTION OF KPMG PEAT MARWICK LLP.

                            ------------------------

                                 MISCELLANEOUS

    The Company's 1996 Annual Report to Shareholders is being mailed to shareholders contemporaneously with this Proxy Statement.

COST OF SOLICITATION

    All expenses incurred in the solicitation of proxies will be borne by the Company. In addition to the use of mails, proxies may be solicited on behalf of the Company by directors, officers and employees of the Company or by telephone or telecopy. The Company will reimburse brokers and others holding Common Stock as nominees for their expenses in sending proxy material to the beneficial owners of such Common Stock and obtaining their proxies.

PROPOSALS OF SECURITY HOLDERS

    Proposals of security holders intended to be presented at the 1997 Annual Meeting must be received by the Company for inclusion in the Company's Proxy Statement and form of proxy relating to that meeting no later than April 1, 1997.

    By order of the Board of Directors.

                                          LAWRENCE A. CRANE
                                          SECRETARY

Dated: July 29, 1996

                         MICROWARE SYSTEMS CORPORATION
                              1900 NW 114TH STREET
                             DES MOINES, IOWA 50325

              PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

      The undersigned hereby appoints Kenneth B. Kaplan, Lawrence A. Crane and George J. Barry, and each of them, with full power of substitution, attorneys and proxies to represent the undersigned at the 1996 Annual Meeting of Shareholders of Microware Systems Corporation (the "Company") to be held at Glen Oaks, 1401 Glen Oaks Drive, West Des Moines, Iowa, at 10:00 a.m. local time, on Tuesday, September 10, 1996, or at any adjournment thereof, with all power which the undersigned would possess if personally present, and to vote all shares of stock of the Company which the undersigned may be entitled to vote at said Meeting as follows:

1.      ELECTION OF DIRECTORS

        /  /  FOR both nominees listed below (unless name of nominee      / /  WITHHOLD AUTHORITY
        is crossed out)

                                      Daniel P. Howell        Kenneth B. Kaplan

2.      PROPOSAL TO RATIFY THE SELECTION OF KPMG PEAT MARWICK LLP AS      / / FOR       / / AGAINST        / / ABSTAIN
        INDEPENDENT PUBLIC ACCOUNTANTS
3.      IN THEIR DISCRETION,  ON SUCH  OTHER MATTERS  AS MAY  PROPERLY COME  BEFORE THE  MEETING (which  the Board  of
        Directors does not know of prior to July 29, 1996).

        Management recommends your vote FOR all proposals.

        THIS PROXY IS CONTINUED ON THE REVERSE SIDE. PLEASE SIGN ON THE REVERSE
                               SIDE AND RETURN PROMPTLY.

         THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES FOR DIRECTORS AND FOR THE RATIFICATION OF THE SELECTION OF KPMG PEAT MARWICK LLP AS INDEPENDENT AUDITORS, AND WILL CONFER THE AUTHORITY IN PARAGRAPH 3.

         Receipt is hereby acknowledged of the Notice of the Meeting and Proxy Statement dated July 29, 1996, as well as a copy of the 1996 Annual Report to Shareholders.

                                    Dated: -------------------------------, 1996

                                           -------------------------------------

                                           -------------------------------------
                                             (Signature(s) of stockholder(s))

                                           When signing  as attorney,  executor,
                                           administrator,  trustee  or guardian,
                                           please give title.  Each joint  owner
                                           is    requested   to   sign.   If   a
                                           corporation  or  partnership,  please
                                           sign  by  an  authorized  officer  or
                                           partner.  Please  sign  in  the  same
                                           manner   as  your  certificate(s)  is
                                           (are) registered.

                                              PLEASE COMPLETE, DATE, SIGN AND
                                             RETURN THIS PROXY IN THE ENVELOPE
                                                         PROVIDED.